Exhibit 99.1

Benefitfocus, Inc. 843-981-8898 pr@benefitfocus.com Investor Relations: Patti Leahy 843-981-8899 ir@benefitfocus.com

Benefitfocus Announces Fourth Quarter and Full Year 2020 Financial Results

Delivers record Q4 adjusted EBITDA of $20.2 million, GAAP EPS of $0.04 and non-GAAP EPS of $0.18

Executing on clear priorities to drive growth and operating leverage

Charleston, S.C. – March 8, 2021 – Benefitfocus, Inc. (NASDAQ: BNFT), an industry-leading  benefits technology platform that simplifies benefits administration for employers, health plans and brokers, today announces its fourth quarter and full year 2020 financial results.

Highlights include:

•	Met or exceeded all fourth quarter and full year 2020 guidance metrics including revenue, adjusted EBITDA and free cash flow;
•	Augmented leadership team with hiring of first chief data officer to solidify the company as a leading, data-driven benefits technology platform;
•	Enhanced Benefit Catalog including partnership with Transamerica to enable integrated retirement plan enrollment directly through Benefitplace™;
•	Invested to remove friction in benefits management and improve the customer experience through AI-backed platform enrollment enhancements; and
•	Strengthened corporate governance and continued to enhance independence of company’s board structure.

“Benefitfocus continues to execute on its strategies to drive industry leadership and accelerate growth,” said Steve Swad, president and chief executive officer of Benefitfocus. “The investments we made in operational excellence, automation and enhanced customer interactions resulted in our best open enrollment yet.” Swad added, “To drive future growth, we are focused on simplifying the enrollment of benefits, improving our customers’ engagement with their benefits, and using data to personalize our offerings and create products that lower health care costs. I am confident we have the right strategy, the right assets and are building the right leadership team to unlock substantial shareholder value.”

“For the fourth quarter and full year, we delivered record EBITDA and free cash flow, moving us further towards our goal to become the most efficient and best-performing company in our industry,” said Alpana Wegner, chief financial officer of Benefitfocus. “I am pleased with the strong foundation we have established to deliver increased profitability and free cash flow, and remain focused on driving continued operating leverage in the business.”

Fourth Quarter 2020 Financial Highlights

Revenue

•	Total revenue was $76.2 million, down 13% compared to the fourth quarter of 2019.

•	Software services was $62.3 million, 9% lower compared to the fourth quarter of 2019. Software services is comprised of subscription and platform revenue.
o	Subscription revenue was $44.9 million, a decrease of 9% compared to the fourth quarter of 2019.
o	Platform revenue was $17.4 million, a decrease of 8% compared to the fourth quarter of 2019.
•	Professional services revenue was $13.9 million, down 26% compared to the fourth quarter of 2019.

Net Income (Loss)

•

GAAP net income was $3.1 million, compared to ($3.8) million in the fourth quarter of 2019. GAAP net income per share was $0.04, based on $1.3 million net income available to common stockholders and 33.5 million fully diluted weighted average common shares outstanding, compared to ($0.12) for the fourth quarter of 2019, based on ($3.8) million net loss available to common stockholders and 32.8 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Income, Adjusted EBITDA and Free Cash Flow

•

Non-GAAP net income was $8.7 million compared to $1.9 million in the fourth quarter of 2019. Non-GAAP net income per share was $0.18, based on $6.1 million net income available to common stockholders and 34.5 million fully diluted weighted average common shares outstanding, compared to $0.06 in the fourth quarter of 2019, based $1.9 million net income available to common stockholders and 33.2 million fully diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $20.2 million, compared to $12.5 million in the fourth quarter of 2019.
•	Free cash flow was $13.4 million, compared to $2.5 million in the fourth quarter of 2019.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Full Year 2020 Financial Highlights

Revenue

•	Total revenue was $268.1 million, down 9% compared to the full year 2019.
•	Software services was $214.8 million, 6% lower compared to the full year 2019. Software services is comprised of subscription and platform revenue.
o	Subscription revenue was $179.7 million, a decrease of 8% compared to the full year 2019.
o	Platform revenue was $35.1 million, an increase of 4% compared to the full year 2019.
•	Professional services revenue was $53.3 million, down 20% compared to the full year 2019.

Net Loss

•

GAAP net loss was ($24.3) million, compared to ($45.5) million in the full year 2019. GAAP net loss per share was ($0.87), based on ($28.0) million net loss available to common stockholders and 32.3 million basic and diluted weighted average common shares outstanding, compared to ($1.40) for the full year 2019, based on ($45.5) million net loss available to common stockholders and 32.5 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Loss, Adjusted EBITDA and Free Cash Flow

•

Non-GAAP net loss was ($6.8) million, compared to ($22.3) million in the full year 2019. Non-GAAP net loss per share was ($0.32), based on ($10.5) million Non-GAAP net loss available to common stockholders and 32.3 million basic and diluted weighted average common shares outstanding, compared to ($0.69) for the full year 2019, based on ($22.3) million net loss available to common stockholders and 32.5 million basic and diluted weighted average common shares outstanding.
•	Adjusted EBITDA was $44.0 million, compared to $19.0 million in the full year 2019.
•	Free cash flow was $19.9 million, compared to ($31.6) million in the full year 2019.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Balance Sheet

•	Cash and cash equivalents and marketable securities at December 31, 2020 totaled $185.8 million, compared to $176.0 million at the end of the third quarter of 2020.
•	The full $50.0 million line of credit remains available to the Company.

Business Outlook

Based on information available as of March 8, 2021, Benefitfocus is providing guidance for the first quarter and full year 2021 as indicated below. Adjusted EBITDA and free cash flow guidance excludes the impact of restructuring charges.

First Quarter 2021

•	Total revenue is expected to be in the range of $59 million to $61 million.
•	Adjusted EBITDA is expected to be in the range of $9 million to $11 million.
•	Non-GAAP net loss is expected to be between $5.1 and $3.1 million, or between ($0.16) and ($0.10) per share based on 32.3 million basic shares outstanding.

Full Year 2021

•	Total revenue is expected to be in the range of $254 million to $260 million.
•	Adjusted EBITDA is expected to be in the range of $44 million to $50 million.
•	Free cash flow is expected to be in the range of $20 million to $26 million.

In addition, Benefitfocus is providing mid-term financial targets and an update on continued enhancements to the company’s board structure as part of its conference call today.

Management has not reconciled forward-looking non-GAAP net loss, adjusted EBITDA or free cash flow to their most directly comparable GAAP measure of GAAP net loss or GAAP operating cash flows. This is because we cannot predict with reasonable certainty the ultimate outcome of the various necessary GAAP components of such reconciliations, including, for example, those related to compensation, acquisition transactions and integration, or others that may arise during the year, without unreasonable effort. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts. See below for additional important disclosures regarding our non-GAAP financial measures.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call to discuss the company’s financial results and business outlook on Monday, March 8, 2021, at 5:00 p.m. ET. To access this call, dial (877) 407-9208 (domestic) or (201) 493-6784 (international). A live webcast of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. After the conference call, a replay will be available until March 15, 2021, and can be accessed by dialing (844) 512-2921 (domestic) or (412) 317-6671 (international) with passcode 13715704.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire U.S. benefits industry on a single technology platform to protect consumers' health, wealth, property and lifestyle. Our powerful cloud-based software, data-driven insights and thoughtfully-designed services, enable employers, insurance brokers, carriers and suppliers to simplify the complexity of benefits administration and deliver a world-class benefits experience. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including non-GAAP gross profit, operating income/loss, net loss/income, net loss/income per common share, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP gross profit, operating income/loss, net loss/income and net loss/income per common share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets, transaction and acquisition-related costs expensed, restructuring charges, expense related to the impairment of goodwill, intangible assets and long-lived assets, gain or loss on extinguishment of debt, and costs not core to our business. We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense, expense related to the impairment of goodwill, intangible assets and long-lived assets, transaction and acquisition-related costs expensed, restructuring charges, gain or loss on extinguishment of debt, and costs not core to our business. We define free cash flow as cash used in operating activities less capital expenditures, adjusted to eliminate restructuring charges. Beginning in the fourth quarter of 2020, we revised our definition of non-GAAP net loss/income and net loss/income per common share to also exclude expense related to the impairment of goodwill, intangible assets and long-lived assets.  Additionally, we revised our definition of adjusted EBITDA to also exclude expense related to the impairment of long-lived assets, restructuring charges and gains or loss on extinguishment of debt.  The revisions to these definitions had no impact on our reported non-GAAP net loss/income and net loss/income per common share and adjusted EBITDA for periods prior to the three months ended December 31, 2020. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, their inclusion should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic and uncertainties arising from the recent U.S. elections; our continuing losses and need to achieve GAAP profitability; fluctuations in our financial results; our ability to maintain our culture, retain and motivate qualified personnel; the immature and volatile market for our products and services; risks related to changing healthcare and other applicable regulations; risks associated with acquisitions; cyber-security risks; the need to innovate and provide useful products and services; our ability to compete effectively; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benefitfocus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$76,230	$87,143	$268,141	$295,686
Cost of revenue (1)(2)(3)	34,966	42,848	129,388	144,090
Gross profit	41,264	44,295	138,753	151,596
Operating expenses:(1)(2)(3)
Sales and marketing	12,347	18,585	52,210	76,049
Research and development	11,923	13,085	46,175	54,724
General and administrative	8,400	10,976	37,720	45,329
Restructuring costs	–	–	5,616	–
Total operating expenses	32,670	42,646	141,721	176,102
Income (loss) from operations	8,594	1,649	(2,968)	(24,506)
Other income (expense):
Interest income	69	518	632	2,613
Interest expense	(5,547)	(5,947)	(23,071)	(23,524)
Gain on repurchase of convertible senior notes	–	–	1,138	–
Other (expense) income	(14)	(10)	(6)	(71)
Total other expense, net	(5,492)	(5,439)	(21,307)	(20,982)
Income (loss) before income taxes	3,102	(3,790)	(24,275)	(45,488)
Income tax expense	5	1	22	27
Net income (loss)	3,097	(3,791)	(24,297)	(45,515)
Preferred dividends	(1,600)	–	(3,662)	–
Undistributed earnings allocated to preferred stockholders	(212)	–	–	–
Net income (loss) available to common stockholders	$1,285	$(3,791)	$(27,959)	$(45,515)
Comprehensive income (loss)	$3,097	$(3,791)	$(24,297)	$(45,515)

Net income (loss) per common share:
Basic	$0.04	$(0.12)	$(0.87)	$(1.40)
Diluted	$0.04	$(0.12)	$(0.87)	$(1.40)
Weighted-average common shares outstanding:
Basic	32,312,246	32,774,924	32,318,201	32,539,748
Diluted	33,512,904	32,774,924	32,318,201	32,539,748

(1) Stock-based compensation included in above line items:
Cost of revenue	$1,099	$1,181	$3,703	$3,569
Sales and marketing	841	1,202	3,081	3,799
Research and development	838	665	2,555	3,265
General and administrative	900	2,023	5,198	8,939

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$330	$317	$1,291	$1,029
Sales and marketing	75	91	331	337
Research and development	118	111	460	400
General and administrative	46	50	192	167

Benefitfocus, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$90,706	$130,976
Marketable securities	95,085	–
Accounts receivable, net	22,240	33,754
Contract, prepaid and other current assets	21,354	21,523
Total current assets	229,385	186,253
Property and equipment, net	29,701	28,669
Financing lease right-of-use assets	68,670	78,520
Operating lease right-of-use assets	1,107	1,715
Intangible assets, net	10,393	12,667
Goodwill	12,857	12,857
Deferred contract costs and other non-current assets	10,259	11,002
Total assets	$362,372	$331,683
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$2,160	$9,563
Accrued expenses	6,262	10,526
Accrued compensation and benefits	19,129	15,246
Deferred revenue, current portion	27,782	33,429
Lease liabilities and financing obligations, current portion	5,959	6,871
Total current liabilities	61,292	75,635
Deferred revenue, net of current portion	4,422	5,079
Convertible senior notes	184,308	187,949
Lease liabilities and financing obligations, net of current portion	79,282	88,572
Other non-current liabilities	2,470	92
Total liabilities	331,774	357,327
Commitments and contingencies
Redeemable preferred stock:
Series A preferred stock, par value $0.001, 5,000,000 shares authorized, 1,777,778 and 0 shares issued and outstanding at December 31, 2020 and 2019, respectively, liquidation preference $45 per share as of December 31, 2020	79,193	–
Stockholders' deficit:
Common stock, par value $0.001, 50,000,000 shares authorized, 32,327,439 and 32,788,980 shares issued and outstanding at December 31, 2020 and 2019, respectively	32	33
Additional paid-in capital	427,431	426,025
Accumulated deficit	(476,058)	(451,702)
Total stockholders' deficit	(48,595)	(25,644)
Total liabilities, redeemable preferred stock and stockholders' deficit	$362,372	$331,683

Benefitfocus, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities
Net loss	$(24,297)	$(45,515)	$(52,627)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	25,014	22,351	15,815
Stock-based compensation expense	14,537	19,572	28,868
Accretion of interest on convertible senior notes	11,656	11,256	–
Interest accrual on finance lease liabilities	97	33	–
Interest accrual on financing obligations (prior to adoption of ASC 842)	–	–	7,521
Rent payments in excess of expense	(32)	(16)	–
Non-cash interest income for short-term investments	143	–	–
Loss on disposal or impairment of property and equipment	918	9	7
Gain on extinguishment of debt	(1,138)	–	–
Provision for doubtful accounts	43	111	364
Changes in operating assets and liabilities:
Accounts receivable, net	11,412	(11,875)	8,650
Accrued interest on short-term investments	(102)	–	–
Contract, prepaid and other current assets	169	(3,642)	(570)
Deferred costs and other non-current assets	743	2,893	3,137
Accounts payable and accrued expenses	(11,468)	426	6,566
Accrued compensation and benefits	3,884	161	649
Deferred revenue	(6,304)	(14,047)	(9,165)
Other non-current liabilities	2,376	(92)	(234)
Net cash and cash equivalents provided by (used in) operating activities	27,651	(18,375)	8,981
Cash flows from investing activities
Purchases of short-term investments held to maturity	(104,125)	–	–
Proceeds from short-term investments held to maturity	9,000	–	–
Business combination, net of cash acquired	–	(20,914)	–
Purchases of property and equipment	(13,085)	(13,248)	(8,290)
Net cash and cash equivalents used in investing activities	(108,210)	(34,162)	(8,290)
Cash flows from financing activities
Draws on revolving line of credit	10,000	–	115,000
Payments on revolving line of credit	(10,000)	–	(171,246)
Proceeds from issuance of convertible senior notes	–	–	240,000
Repurchase of convertible senior notes	(14,619)	–	–
Payments of debt issuance costs	(154)	(357)	(6,000)
Purchase of convertible note capped call hedge	–	–	(33,024)
Cancellation of convertible note capped call hedge	26	–	–
Proceeds from issuance of preferred stock, net of issuance costs	79,192	–	–
Payment of preferred dividends	(3,662)	–	–
Repurchase of common stock	(9,667)	–	–
Proceeds from exercises of stock options and ESPP	585	453	712
Payments on capital lease and financing obligations	(1,212)	(1,627)	(10,540)
Payments of principal on finance lease liabilities	(10,200)	(5,884)	–
Net cash and cash equivalents provided by (used in) financing activities	40,289	(7,415)	134,902
Net (decrease) increase in cash and cash equivalents	(40,270)	(59,952)	135,593
Cash and cash equivalents, beginning of year	130,976	190,928	55,335
Cash and cash equivalents, end of year	$90,706	$130,976	$190,928

Supplemental disclosure of non-cash investing and financing activities
Property and equipment purchases in accounts payable and accrued expenses	$142	$154	$244
Property and equipment purchased with financing and capital lease obligations (prior to adoption of ASC 842)	$-	$-	$4,810
Post contract support purchased with financing obligations	$-	$1,287	$790
Debt issuance costs included in accounts payable and accrued expenses	$-	$-	$358
Supplemental disclosure of cash flow information
Income taxes paid	$22	$28	$28
Interest paid	$11,408	$12,374	$11,884

Benefitfocus, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited, dollars in thousands except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation from Gross Profit to Non-GAAP Gross Profit:
Gross profit	$41,264	$44,295	$138,753	$151,596
Amortization of acquired intangible assets	330	317	1,291	1,029
Stock-based compensation expense	1,099	1,181	3,703	3,569
Impairment of long-lived assets	468	—	468	—
Total net adjustments	1,897	1,498	5,462	4,598
Non-GAAP gross profit	$43,161	$45,793	$144,215	$156,194

Reconciliation from Operating Income (Loss) to Non-GAAP Operating Income (Loss):
Operating income (loss)	$8,594	$1,649	$(2,968)	$(24,506)
Amortization of acquired intangible assets	569	569	2,274	1,933
Stock-based compensation expense	3,678	5,071	14,537	19,572
Transaction and acquisition-related costs expensed	25	30	450	1,035
Impairment of long-lived assets	916	—	916	—
Costs not core to our business	457	—	457	649
Total net adjustments	5,645	5,670	18,634	23,189
Non-GAAP operating income (loss)	$14,239	$7,319	$15,666	$(1,317)

Reconciliation from Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$3,097	$(3,791)	$(24,297)	$(45,515)
Depreciation	3,789	3,783	15,285	15,288
Amortization of software development costs	2,177	1,370	7,455	5,130
Amortization of acquired intangible assets	569	569	2,274	1,933
Interest income	(69)	(518)	(632)	(2,613)
Interest expense	5,547	5,947	23,071	23,524
Income tax expense	5	1	22	27
Stock-based compensation expense	3,678	5,071	14,537	19,572
Transaction and acquisition-related costs expensed	25	30	450	1,035
Restructuring costs	—	—	5,616	—
Impairment of long-lived assets	916	—	916	—
Gain on repurchase of convertible senior notes	—	—	(1,138)	—
Costs not core to our business	457	—	457	649
Total net adjustments	17,094	16,253	68,313	64,545
Adjusted EBITDA	$20,191	$12,462	$44,016	$19,030

Reconciliation from Net Income (Loss) to Non-GAAP Net Income (Loss):
Net income (loss)	$3,097	$(3,791)	$(24,297)	$(45,515)
Amortization of acquired intangible assets	569	569	2,274	1,933
Stock-based compensation expense	3,678	5,071	14,537	19,572
Transaction and acquisition-related costs expensed	25	30	450	1,035
Impairment of long-lived assets	916	—	916	—
Gain on repurchase of convertible senior notes	—	—	(1,138)	—
Costs not core to our business	457	—	457	649
Total net adjustments	5,645	5,670	17,496	23,189
Non-GAAP net income (loss)	$8,742	$1,879	$(6,801)	$(22,326)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net income (loss)	$8,742	$1,879	$(6,801)	$(22,326)
Preferred dividends	(1,600)	—	(3,662)	—
Undistributed earnings allocated to preferred stockholders	(1,012)	—	—	—
Non-GAAP net income (loss) available to common stockholders	$6,130	$1,879	$(10,463)	$(22,326)

Weighted average shares outstanding - basic	32,312,246	32,774,924	32,318,201	32,539,748
Weighted average shares outstanding - diluted	34,556,833	32,774,924	32,318,201	32,539,748
Shares used in computing non-GAAP net income (loss) per share - basic	32,312,246	32,774,924	32,318,201	32,539,748
Shares used in computing non-GAAP net income (loss) per share - diluted	33,512,904	33,209,220	32,318,201	32,539,748
Non-GAAP net income (loss) per common share - basic	$0.19	$0.06	$(0.32)	$(0.69)
Non-GAAP net income (loss) per common share - diluted	$0.18	$0.06	$(0.32)	$(0.69)

Reconciliation of Cash Flows from Operations to Free Cash Flow:
Net cash and cash equivalents provided by (used in) operating activities	$16,577	$5,140	$27,651	$(18,375)
Purchases of property and equipment	(3,346)	(2,644)	(13,085)	(13,248)
Cash paid for restructuring costs	141	—	5,342	—
Total net adjustments	(3,205)	(2,644)	(7,743)	(13,248)
Free Cash Flow	$13,372	$2,496	$19,908	$(31,623)